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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
             NAME                                                STATE OF INCORPORATION

1. BeyondNow Technologies, Inc.                                         Kansas

2. Cerner Belgium, Inc.                                                 Delaware

3. Cerner Campus Redevelopment
   Corporation                                                          Missouri

4. Cerner Canada Limited                                                Delaware

5. Cerner Citation, Inc.                                                Delaware

6. Cerner DHT, Inc.                                                     Delaware

7. Cerner Health Connections, Inc.                                      Delaware

8. Cerner Health Facts, Inc.                                            Delaware

9. Cerner Innovation, Inc.                                              Delaware

10. Cerner International, Inc.                                          Delaware

11. Cerner Investment Corp.                                             Nevada

12. Cerner Multum, Inc.                                                 Delaware

13. Cerner Project Impact, Inc.                                         Delaware

14. Cerner Properties, Inc.                                             Delaware

15. Cerner Radiology Information
    Systems, Inc.                                                       Texas

16. Cerner Singapore Limited                                            Delaware

17. Cerner Corporation Pty Limited                                      New South Wales (Australia)

18. Cerner Deutschland GmbH                                             Germany

19. Cerner Limited                                                      United Kingdom

20. Cerner (Malaysia) SDN BHD                                           Malaysia

21. Image Devices GmbH                                                  Germany
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